Exhibit 23.1



               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Property Capital Trust 1992 Stock Option Plan of our report dated August 27, 1993, except for Note 12, as to which the date is October 1, 1993, with respect to the consolidated financial statements and schedules of Property Capital Trust included in its Annual Report (Form 10-K) for the year ended July 31, 1993, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG


Boston, Massachusetts
January 7, 1994